UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 of 15(d) of the Securities and Exchange Act of 1934


       Date of report (date of earliest event reported): November 12, 2007


                        AMERON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)




           Delaware                         1-9102                77-0100596
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
         incorporation)                                      Identification No.)

        245 South Los Robles Avenue
            Pasadena, California                                   91101
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (626) 683-4000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 3.03.       Entry into a Material Definitive Agreement; Material
                           ----------------------------------------------------
                           Modification to Rights of Security Holders.
                           -------------------------------------------

         On November 12, 2007, Ameron International Corporation ("Ameron" or the "Company") issued a press release announcing it had entered into a Shareholder Rights Agreement (the "Rights Agreement"). The Rights Agreement is designed to deter the use of coercive or abusive takeover tactics by one or more parties interested in acquiring Ameron or a significant position in Ameron common stock, as well as to generally assist the Board in representing the interests of all shareholders in connection with takeover proposals. The Rights Agreement accomplishes these objectives by encouraging a potential acquiror to negotiate with the Board. The Rights Agreement was not adopted in response to any effort to acquire control of Ameron; rather, it replaces a similar shareholder rights agreement which expired by its terms on December 16, 2006.

         One "Right" will be issued for each share of Ameron common stock outstanding as of November 16, 2007. Once exercisable, each Right will represent the right to purchase a unit consisting of 1/100th of a share of Ameron's preferred stock at a per unit price of $150, subject to adjustment as set forth in the Rights Agreement. The Rights will not become exercisable, and separate Rights Certificates will not be issued, unless the Rights are triggered. The Rights would be triggered by, among other things, a person or group acquiring or announcing an intention to acquire 20% or more of Ameron's voting stock, or upon the consummation of a transaction in which Ameron is not the surviving entity, the outstanding shares of Ameron common stock are exchanged for stock or assets of another person, or 50% or more of Ameron's consolidated assets or earning power are sold. However, the Rights Agreement would not be triggered by an all cash, fully financed cash offer for 100% of the outstanding shares of Ameron common stock at an offer price per share which represents a reasonable premium over the market price of Ameron common stock for the 30 trading days immediately preceding the date on which the offer is commenced.

         The Rights will expire on November 11, 2008, unless extended by Ameron's shareholders, in which case, the Rights will expire on November 11, 2010. Subject to certain exceptions, the Rights are redeemable by action of Ameron's Board of Directors at a nominal price per Right.

         The Company has filed a Registration Statement on Form 8-A (the "Form 8-A") with the U.S. Securities and Exchange Commission that contains additional information regarding the terms and conditions of the Rights Agreement, the Rights and the preferred stock. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 1 to the Form 8-A and is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1. The foregoing summary description of the Rights Agreement, the Rights and the preferred stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 9.01.                 Financial Statement and Exhibits.

The following exhibits are filed as part of this report.

Exhibit                                    Description
-------           -------------------------------------------------------------

4.1 Rights Agreement dated as of November 12, 2007 by and between Ameron International Corporation and Computershare Trust Company, N.A. as Rights Agent, filed as Exhibit 1 to the Registration Statement on Form 8-A of Ameron International Corporation and incorporated herein by reference.

99.1              Press Release dated November 12, 2007 of Ameron International
                  Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 12, 2007

                                 AMERON INTERNATIONAL CORPORATION



                                 By:  /s/ Javier Solis
                                      ----------------
                                 Name:    Javier Solis
                                 Title:   Senior Vice President & Secretary